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Exhibit 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements (Nos. 333-78943, 333-49612, 333-58346 and 333-62810) on Form S-8
and in the Registration Statements (Nos. 333-35936, 333-42526, 333-62888 and 333-87029) on Form S-3 of our report dated February 16, 2001 relating to the financial statements and financial statement schedule of WorldGate Communications, Inc., which appear in WorldGate Communications, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
August 16, 2001









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